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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
February 4, 2009

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2009, an escrow agreement (the “Escrow Agreement”) was fully executed between Global Green Solutions Inc. (“GGRN”), Global Greensteam LLC, a subsidiary of Global Green Solutions Inc. (“Greensteam”), Aera Energy LLC (“Aera”) and First American Title Company (the “Escrow Agent”), to be effective January 9, 2009.

Under an agreement effective October 22, 2008 between GGRN, Greensteam and Aera (the “Amendment”), GGRN was to place twenty million (20,000,000) of its restricted, common shares into escrow with Aera’s name as beneficial owner.  The Escrow Agreement finalized that arrangement. The shares will only be distributed by the Escrow Agent to Aera if Greensteam fails to timely pay an Early Termination Fee as specified in the Amendment and Aera exercises its option to take the shares in exchange for unpaid termination fees.

All shares held in escrow will be released to GGRN when there are no longer any situations as specified in the Amendment that may require payment of an Early Termination Fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of February, 2009.

GLOBAL GREEN SOLUTIONS INC.

BY:	“Elden Schorn”
Elden Schorn
Director